UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 26, 2006

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-113863	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 26, 2006, the Paladin Realty Income Properties, Inc. (the “Company”) board of directors declared dividends for the month of June 2006. The declared dividends will be calculated based on shareholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These dividends will be aggregated and paid in cash on July 17, 2006.

Also, on May 30, 2006, the Company announced that its Annual Meeting of Shareholders originally scheduled to be held on April 26, 2006 has been rescheduled for June 6, 2006. The Annual Meeting will be held at the Company’s headquarters at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024 at 10:00 a.m., local time. The postponement was necessary in order to provide stockholders with additional time to receive and consider the Company’s proxy solicitation materials and to vote their shares on all matters discussed in the Proxy Statement dated March 27, 2006, prior to the Annual Meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: May 30, 2006	By:	/s/ John A. Gerson
John A. Gerson
Executive Vice President, Chief Financial Officer and Director